(m)(12)(i)

AMENDED SCHEDULE A

with respect to the

SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

ING MUTUAL FUNDS

CLASS R SHARES

Series

ING Diversified International Fund

ING Emerging Markets Equity Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Opportunities Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Real Estate Fund

ING International Small Cap Fund

ING International Value Choice Fund

ING Russia Fund

Date last Amended: November 27, 2012